Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(323) 466-0960
(408) 523-6500	bonnie@mcbridegrp.com
ir@zoran.com

Company Web Site: www.zoran.com

ZORAN CORPORATION REPORTS FIRST QUARTER 2007 RESULTS

Company achieves over 5 percent sequential revenue growth

SUNNYVALE, Calif.  (April 24, 2007)  — Zoran Corporation (Nasdaq GS: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2007.

Revenues for the first quarter were $101.7 million, compared to $96.3 million last quarter and $142.2 million for the first quarter of 2006.  Revenues for the first quarter of 2006 included $30.2 million received pursuant to the settlement of litigation.

The Company reported a net loss for the first quarter of $5.9 million, or $0.12 per share, which includes charges of $12.2 million related to the amortization of acquisition-related purchased intangible assets, stock-based compensation expenses of $3.2 million and $3.8 million of legal and accounting expenses in connection with the Company’s review of historical stock option granting practices. This compares with a net loss of $11.0 million, or $0.22 per share, for the previous quarter and a net income of $20.7 million, or $0.43 per diluted share, for the same period last year.

Non-GAAP net income for the first quarter was $9.5 million, or $0.19 per diluted share, which excludes charges related to the amortization of acquisition-related purchased intangible assets and stock-based compensation expenses, but includes the aforementioned $3.8 million of legal and accounting expenses. This compares with non-GAAP net income of $4.7 million, or $0.09 per diluted share for the previous quarter, and $14.8 million, or $0.30 per diluted share for the same period last year.

“We are pleased to follow up a highly successful 2006 with these solid results for our first quarter of the new year,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer.  “Revenue growth was driven by increases in our DTV, DVD and Imaging business while our digital camera business declined slightly, following normal seasonal patterns.   Our revenue stream continues to diversify and we ended the quarter with revenues by market as follows:  37 percent digital cameras; 16 percent DTV; 25 percent DVD;

20 percent Imaging; and, 2 percent for all other. We look forward to continued success as we solidify and enhance our position in our core markets for the remainder of the year and beyond.”

Recent Highlights

•                  Zoran demonstrated newest set-top box and digital television technologies for manufacturers at CCBN 2007 in China

•                  Zoran powers Xoceco’s new family of China cable set-top boxes

•                  Zoran’s COACH processor powers over 50 digital camera models on display at the 2007 Photo Marketing Show

•                  Zoran announces COACH 10 digital camera processor with revolutionary image processing, DSLR-grade performance and high definition video recording at PMA 2007

•                  Zoran announced and demonstrated its APPROACH®  5C mobile multimedia processor platform with expanded feature set at 3GSM 2007

•                  Kodak licenses Zoran’s IPS™ DDK printer driver software

Future Outlook

The following statements are based on our current expectations.  These statements are forward-looking, and actual results may differ materially.

The Company is currently expecting second quarter 2007 revenues to range between $118.0 million and $123.0 million, with gross margins ranging between 51.5 and 52.5 percent.  Excluding any acquisition related costs and stock-based compensation expense, operating expenses are expected to be in a range of $52.5 million to $54.0 million.  Acquisition-related costs are expected to be approximately $12.2 million with stock-based compensation expense expected to range between $2.8 and $3.2 million.  The Company expects to record a net loss for the second quarter in the range of $0.11 to $0.14 per share.  Non-GAAP earnings for the quarter, which excludes acquisition related costs and stock-based compensation expense is expected to range between $0.20 and $0.24 per diluted share on approximately 51 million shares.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran reports non-GAAP financial information, consisting of non-GAAP net income (loss) that excludes proceeds received as part of litigation settlements and the associated provision for income taxes, amortization of acquisition-related intangible assets and stock-based compensation expense.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss first quarter results.  To listen to the call, please call 617-847-8706 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available from approximately 4:00 p.m. PT on April 24, 2007, until 4:00 p.m. PT on May 8, 2007. The access number for the replay is 617-801-6888, confirmation number 35651096.  Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, India, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements, including risks associated with: potential litigation or regulatory action associated with our review of historical stock option practices and related financial restatements; the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, introductions of new products by the Company and its competitors and transitions away from older products; intense competition in multiple markets; the Company’s reliance on third parties for wafer supplies, product assembly and testing, and scalable manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in product mix; dependence on key Company personnel; and reliance on international sales and operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo, SupraHD, SupraTV, Vaddis, Quatro, APPROACH and IPS are trademarks of Zoran Corporation in the United States and/or other countries.  All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2007	2006

Revenues:
Hardware product revenues	$87,182	$99,169
Software and other revenues	14,477	12,909
License litigation settlement revenues	—	30,168
Total revenues	101,659	142,246

Costs and expenses:
Cost of hardware product revenues	44,198	53,650
Research and development	24,988	24,248
Selling, general and administrative	28,593	24,901
Amortization of intangibles	12,169	12,735
Total costs and expenses	109,948	115,534

Operating income (loss)	(8,289)	26,712

Interest & other income, net	4,205	2,786
Income (loss) before income taxes	(4,084)	29,498

Provision for income taxes	1,800	8,815
Net income (loss)	$(5,884)	$20,683

Basic net income (loss) per share	$(0.12)	$0.45
Diluted net income (loss) per share	$(0.12)	$0.43

Shares used to compute basic net income (loss) per share	49,442	46,207
Shares used to compute diluted net income (loss) per share	49,442	48,487

ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2007		2006

GAAP net income (loss)	$(5,884)		$20,683

Adjusting items to GAAP net income (loss):
Litigation settlement revenues (net)	—		(23,479	)(a)
Amortization of intangibles	12,169	(b)	12,735	(b)
Operating expenses related to stock based compensation expense	3,236	(c)	4,813	(c)

Non-GAAP net income	$9,521	(d)	$14,752	(d)

Non-GAAP basic net income per share	$0.19	(d)	$0.32	(d)
Non-GAAP diluted net income per share	$0.19	(d)	$0.30	(d)

Shares used to compute non-GAAP basic net income per share	49,442		46,207
Shares used to compute non-GAAP diluted net income per share	50,667		49,264

(a) This adjustment reflects the proceeds received from the settlement of a license litigation net of associated fees and estimated income taxes.  This amount is excluded by management when evaluating our core operating results as it is considered a non-recurring item which is not part of our ordinary, ongoing and customary course of operations.  (see (d) below)

(b) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004 and Oren Semiconductor, Inc. in June 2005.  These acquired intangible assets are amortized over their estimated useful lives.  Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results.  (see (d) below)

(c) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R.  The adjustment also includes additional stock based compensation expense attributable to options that were remeasured as part of the stock option review and the attributable tax implications under IRS regulation 409(A) that will be incurred by the Company.  The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.  (see (d) below)

(d) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2007	2006

ASSETS

Current assets:
Cash and short-term investments	$295,942	$296,229
Accounts receivable, net	44,624	42,640
Inventory	44,630	45,044
Prepaid expenses & other current assets	9,639	10,726
Total current assets	394,835	394,639

Property & equipment, net	15,179	15,673
Other assets	22,890	22,890
Intangible assets, net	230,079	243,428

Total assets	$662,983	$676,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,369	$33,767
Accrued expenses and other liabilities	36,138	46,082
Total current liabilities	63,507	79,849

Long term liabilities	19,840	12,784

Stockholders’ equity:
Common stock	49	49
Additional paid-in capital	809,732	807,220
Accumulated other comprehensive income	2,796	4,238
Accumulated deficit	(232,941)	(227,510)
Total stockholders’ equity	579,636	583,997

Total liabilities and stockholders’ equity	$662,983	$676,630

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-388-1635, or bonnie@mcbridegrp.com
Web site: http://www.zoran.com
(ZRAN)